Exhibit 99.1

                                                                    NEWS RELEASE

Contact:
Diane Bjorkstrom
Chief Financial Officer
408-982-8593
diane@tvia.com

FOR IMMEDIATE RELEASE

          TVIA REPORTS THIRD QUARTER FISCAL YEAR 2006 FINANCIAL RESULTS

SANTA CLARA, CALIFORNIA - February 7, 2006 - Tvia, Inc. (NASDAQ SmallCap: TVIA), a leading provider of display processors for the digital and interactive TV market, announced today financial results for the third quarter of fiscal year 2006, ended December 31, 2005.

Revenue for the third quarter of fiscal 2006, ended December 31, 2005, was $2,710,000, compared to $1,090,000 for the quarter ended December 31, 2004. For the nine months ended December 31, 2005, revenues were $5,573,000, as compared to $2,235,000 in the comparable period ending December 31, 2004.

Net loss for the quarter ended December 31, 2005 totaled $1,733,000, or $0.07 per share. Adjusted net loss for the third quarter was $1,364,000 or $0.06 per share, excluding non-cash share-based compensation charges. This compared to the net loss for the comparable quarter ending December 31, 2004 of $1,580,000 or $0.07 per share. Net loss for the nine months ended December 31, 2005 was $6,195,000, or $0.26 per share. The adjusted net loss for the nine months was $5,156,000 or $0.22 per share, excluding non-cash share-based compensation charges. This compared to the net loss for the comparable period ending December 31, 2004 of $4,703,000, or $0.21 per share. In the first quarter of fiscal year 2006, the Company elected early adoption of FAS 123R, the new accounting rules on stock-based compensation. In accordance with SAB 107, issued March 2005, we present stock-based compensation within the same operating expense line items as cash compensation. The total stock compensation expense recorded in the quarter ended December 31, 2005 is $369,000. The total stock compensation expense recorded in the nine months ended December 31, 2005 is $1,039,000. There is no comparable stock compensation expense recorded in the quarter and nine months ended December 31, 2004. Additional expenses which account for the increase in the adjusted net loss relate to the establishment of sales and customer support centers in Beijing and Shenzhen, China. As well as an increase in legal, audit fees and outside services associated with a public company and Sarbanes Oxley compliance.

The operating loss for the quarter ended December 31, 2005 was $1,847,000. The adjusted operating loss (excluding stock-based compensation) was $1,478,000 as compared to an operating loss of $1,684,000 for the quarter ended December 31, 2004. The operating loss for the nine months ended December 31, 2005 was $6,520,000. The adjusted operating loss (excluding stock-based compensation) was $5,481,000 compared to an operating loss of $5,006,000, in the comparable period ending December 31, 2004.

In the third quarter of fiscal 2006, Tvia continued to focus on customers' design activity and corporate infrastructure.

We continue to make great progress with customers in the US, Europe and Asia Pacific. Our Turnkey LCD-TV reference design released to customers in June 2005, in conjunction with the support of our TV design center in Shenzhen, is making it easier for our customers to rapidly move products to mass production. Our LCD TV reference design for European and US standards enables customers to move to production within 2 to 3 months. Customers are using our ShenZhen TV Design Center services and our LCD-TV reference design in growing numbers and the backlog to our design services has stretched to a few months.

In the third quarter we have introduced our newest chip the TrueView 5725 which is rapidly gaining momentum within the market. The TrueView 5725 chip embedded in the TV5725 turnkey LCD TV design kit allows manufacturers to quickly enter the low cost LCD-TVs market with significantly higher picture quality. Our TV design center has produced a complete LCD-TV system design with a BOM of around $30 for an EU version and around $25 for a US version, allowing TV manufacturers to get a low cost, high quality 17"-27" TV to market quickly at the lowest bill of material while producing significantly better picture quality in the very lucrative low cost LCD-TV market.

As a result of the increased customer demand, we have expanded our customer support group for system design, application and software support. We have multiple teams available to provide these services to customers for European & US standards and enable those customers to quickly move into volume production.

We continue to focus on our financial and operations infrastructure to ensure compliance with the requirements of the Sarbanes Oxley Act, as well as meet the anticipated demand for our products.

Cash conservation remains a priority to ensure that we have sufficient resources available to accomplish our vision to become a DTV leader, increase revenue, achieve profitability and acquire technology needed in our pursuit of the DTV market.

Management will host a conference call at 2 p.m. Pacific Time on February 7, 2006 to discuss Tvia's results for the quarter ended December 31, 2005. The live audio conference call will be accessible at URL: www.actioncast.acttel.com (event code is 31915), or by calling (303) 262-2190, or toll-free at 1-800-240-2134. After the event, a replay of this call will be available by dialing (303) 590-3000 (access code 11051234#).

ABOUT TVIA

Tvia, Inc. is a fabless semiconductor company which designs and develops an extensive line of flexible, high-quality digital display processors creating next-generation digital LCD, HD, SD, and progressive-scan TVs, as well as other multimedia related devices. Tvia provides customers with the foundation for building the most cost-effective display solutions on the market. Tvia's processors enhance viewer experience through the simultaneous presentation of multiple, independent media streams, and high resolution graphics on one or more displays. Tvia provides customers the foundation for building the most cost-effective display solutions and at the same time raises the bar by enhancing the viewer experience through simultaneous presentation of multiple, independent media streams, and high resolution graphics on one or more displays. More information about Tvia is available at www.tvia.com.

Information in this release that involves Tvia's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release include statements as to Tvia's focus, strategy and progress, Tvia's development of new products, the features and benefits of Tvia's products, and product acceptance and introduction by customers. All forward-looking statements included in this release are based upon information available to Tvia as of the date of this release, and Tvia assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences or risks associated with our business are discussed in the Company's Annual Report on Form 10-K for the year ended March 31, 2005 filed on June 17, 2005, and Form 10-Q for the quarter ended September 30, 2005 filed on November 14, 2005, with the Securities and Exchange Commission ("SEC"), and in other reports filed from time to time with the SEC. These risks include, but are not limited to, the slower than anticipated emergence of the interactive television market, our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner, and the extent and duration of the current economic and business environment.

                                   TVIA, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (UNAUDITED)

                                                     FOR THE THREE MONTHS ENDED     FOR THE NINE MONTHS ENDED
                                                             DECEMBER 31,                  DECEMBER 31,
                                                     ---------------------------   ---------------------------
                                                         2005           2004           2005           2004
                                                     ------------   ------------   ------------   ------------
Revenues:                                            $      2,710   $      1,090   $      5,573   $      2,235
Cost of revenues:                                           1,306            589          2,875          1,232
                                                     ------------   ------------   ------------   ------------
Gross profit                                         $      1,404   $        501   $      2,698   $      1,003
                                                     ------------   ------------   ------------   ------------
Operating expenses:
    Research and development                                1,341          1,206          3,876          3,716
    Sales and marketing                                       866            434          2,129            885
    General and administrative                              1,044            545          3,213          1,408
                                                     ------------   ------------   ------------   ------------
    Total operating expenses                                3,251          2,185          9,218          6,009
                                                     ------------   ------------   ------------   ------------
      Operating loss                                 $     (1,847)  $     (1,684)  $     (6,520)  $     (5,006)
                                                     ------------   ------------   ------------   ------------
    Interest income                                           114            104            325            303
                                                     ------------   ------------   ------------   ------------
Net loss before taxes                                      (1,733)        (1,580)        (6,195)        (4,703)
                                                     ------------   ------------   ------------   ------------
Net loss after taxes                                 $     (1,733)  $     (1,580)  $     (6,195)  $     (4,703)
                                                     ============   ============   ============   ============
Basic and diluted net loss per share:                $      (0.07)  $      (0.07)  $      (0.26)  $      (0.21)
                                                     ============   ============   ============   ============
Weighted shares used in computing basic
 per share net loss                                        23,579         22,857         23,390         22,754
                                                     ============   ============   ============   ============

                                   TVIA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (UNAUDITED)

                                                     DECEMBER 31,    MARCH 31,
                                                         2005           2005
                                                     ------------   ------------
                      ASSETS

Current Assets:
    Cash and cash equivalents                        $      6,070   $      4,078
    Short term investments                                  8,865         17,664
    Accounts receivable, net                                3,044            792
    Inventories                                             1,712            598
    Other current assets and prepaid expenses                 958            881
                                                     ------------   ------------
        Total current assets                               20,649         24,013

Property and Equipment, net                                   985          1,088
Other Assets                                                  375            386
                                                     ------------   ------------
        Total assets                                 $     22,009   $     25,487
                                                     ============   ============
       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Accounts payable                                 $        664   $        302
    Accrued liabilities and other                           2,405          1,738
    Short-term portion of notes payable                       630            460
                                                     ------------   ------------
        Total current liabilities                           3,699          2,500

    Long-term portion of notes payable                        204            345
                                                     ------------   ------------
        Total liabilities                                   3,903          2,845

Total stockholders' equity                                 18,106         22,642
                                                     ------------   ------------
         Total liabilities and stockholders' equity  $     22,009   $     25,487
                                                     ============   ============